Exhibit 99.1
Masimo Reports First Quarter 2024 Financial Results
First Quarter 2024 Highlights:

•	Consolidated revenue was $492.8 million;
•	Healthcare revenue was $339.6 million;
•	Non-healthcare revenue was $153.2 million;
•	GAAP net income per diluted share was $0.35; and
•	Non-GAAP net income per diluted share was $0.77.
Irvine, California, May 7, 2024 - Masimo Corporation (Nasdaq: MASI) today announced its financial results for the first quarter ended March 30, 2024.
First Quarter 2024 Results:
Consolidated revenue was $492.8 million, comprised of healthcare revenue of $339.6 million and non-healthcare revenue of $153.2 million.
Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments were 50,400.
Consolidated GAAP operating income was $34.0 million. Consolidated non-GAAP operating income was $67.9 million. Consolidated GAAP net income was $18.9 million, or $0.35 per diluted share. Consolidated non-GAAP net income was $41.9 million, or $0.77 per diluted share.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “It’s good to see that our business is reaching a steady state after a period of robust growth during Covid and the wake of volatility that followed. Healthcare revenues were at the high end of our guidance range, driven by strong sensors orders in the U.S. and Europe. Our team’s incredible effort and success in moving the bulk of our sensor manufacturing from Mexico to Malaysia yielded improved gross margins ahead of schedule for healthcare. Based on our first quarter results and a more positive outlook for 2024, we are increasing our guidance for healthcare revenues and non-GAAP EPS. At the behest of the majority of our shareholders, we are pursuing a separation of our consumer business. Management is working diligently to finalize the proposed structure and options for our board of directors to review. I am hopeful that we can create two businesses that can each achieve great results, and together improve life.”
For additional financial details, please visit the Investor Relations section of the Company’s website at investor.masimo.com to access the first quarter 2024 earnings presentation materials.
Second Quarter 2024 and Updated Full-Year 2024 Financial Guidance:
The Company provided the following estimates for its second quarter 2024 and updated full-year 2024 guidance:

	Q2 2024 Guidance(1)		Updated Full-Year 2024 Guidance(1)
(in millions, except earnings per diluted share)	GAAP	Non-GAAP (Updated Definition)(2)	GAAP	Non-GAAP (Updated Definition)(2)
Consolidated revenue	$480 to $510	$480 to $510	$2,055 to $2,165	$2,055 to $2,165
Healthcare revenue	$330 to $340	$330 to $340	$1,355 to $1,385	$1,355 to $1,385
Non-healthcare revenue	$150 to $170	$150 to $170	$700 to $780	$700 to $780
Consolidated operating income	$33 to $38	$67 to $72	$189 to $204	$309 to $324
Consolidated earnings per diluted share	$0.26 to $0.33	$0.73 to $0.79	$1.91 to $2.08	$3.54 to $3.70
______________
(1)    Guidance provided May 7, 2024.

(2)    Effective fiscal year 2024, we have updated our non-GAAP financial measures to exclude the impact of all expenses related to our ongoing litigation with Apple. Masimo had previously only excluded the expenses related to the U.S. International Trade Commission litigation against Apple. Masimo believes all Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance and has therefore excluded them from our non-GAAP financial measures.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at investor.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s net operating results on an on-going basis: (i) constant currency revenue growth percentage, (ii) non-GAAP net income (prior definition and updated definition), (iii) non-GAAP (net income) earnings per diluted share (prior definition and updated definition) and (iv) non-GAAP operating income/margin (prior definition and updated definition). These non-GAAP financial measures may also assist investors in making comparisons of the Company’s operating results with those of other companies. Management believes constant currency revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.
Acquired tangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.
Business transition and related costs
These transactions represent gains, losses, and other related costs associated with business transition plans. These items may include but are not limited to severance, relocation, consulting, leasehold exit costs, asset impairment, and other related costs to rationalize our operational footprint and optimize business results.
Acquired intangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.
Acquisition, integration and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.

Litigation related expenses and settlements (prior definition)
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results.
Litigation related expenses and settlements (updated definition)
We have been engaged in various legal proceedings against Apple since January 2020, including various proceedings in the federal courts, various proceedings in the U.S. Patent and Trademark Office (the “PTO proceedings”), and a proceeding in the U.S. International Trade Commission (the “ITC proceeding”). Although we previously excluded only expenses relating to the ITC proceeding from the definition of “Litigation related expenses and settlements”, beginning with the first quarter of 2024, we have revised the definition of “Litigation related expenses and settlements” to exclude not only expenses relating to the ITC proceeding, but also all other Apple litigation expenses, including those relating to the federal court proceedings and the PTO proceedings. We believe all of the Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance, and this updated definition will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance that otherwise may be obscured by the significant fluctuations in Apple-related litigation expenses.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.
Financing related adjustments
The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP earnings per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

First Quarter 2024 Actuals versus First Quarter 2023 Actuals:

RECONCILIATION OF HEALTHCARE GAAP TO NON-GAAP CONSTANT CURRENCY REVENUE(1):
	Three Months Ended
(in millions, except percentages)	March 30, 2024	April 1, 2023
GAAP healthcare revenue	$339.6	$346.7
Constant currency revenue adjustments	1.5	N/A
Non-GAAP healthcare constant currency revenue	$341.1	$346.7

GAAP healthcare revenue growth %	(2.1)%
Non-GAAP healthcare constant currency revenue growth %	(1.6)%
__________________
(1)      May not foot due to rounding.

RECONCILIATION OF NON-HEALTHCARE GAAP TO NON-GAAP CONSTANT CURRENCY REVENUE(1):
	Three Months Ended
(in millions, except percentages)	March 30, 2024	April 1, 2023
GAAP non-healthcare revenue	$153.2	$218.3
Constant currency revenue adjustments	1.0	N/A
Non-GAAP non-healthcare constant currency revenue	$154.2	$218.3

GAAP healthcare revenue growth %	(29.8)%
Non-GAAP healthcare constant currency revenue growth %	(29.4)%
__________________
(1)      May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED OPERATING INCOME(1):
	Three Months Ended
(in millions)	March 30, 2024	April 1, 2023
GAAP operating income	$34.0	$38.0
Non-GAAP adjustments:
Acquired tangible asset amortization	0.8	2.2
Acquired intangible asset amortization	9.3	9.9
Acquisition, integration and related costs	6.0	3.7
Business transition and related costs	8.8	—
Litigation related expenses, settlements and awards	(2.3)	19.1
Other adjustments	3.1	2.5
Total non-GAAP adjustments	25.8	37.5
Non-GAAP operating income (prior definition)	$59.9	$75.5
Litigation related expenses and settlements	8.1	11.6
Non-GAAP operating income (updated definition)	$67.9	$87.1
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Three Months Ended
	March 30, 2024		April 1, 2023
(in millions, except per diluted share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$18.9	$0.35	$21.3	$0.39
Non-GAAP adjustments:
Acquired tangible asset amortization	0.8	0.02	2.2	0.04
Acquired intangible asset amortization	9.3	0.17	9.9	0.18
Acquisition, integration and related costs	6.0	0.11	3.7	0.07
Business transition and related costs	8.8	0.16	—	—
Litigation related expenses, settlements and awards	(2.3)	(0.04)	19.1	0.35
Other adjustments	3.1	0.06	2.5	0.05
Realized and unrealized gains or losses	(2.1)	(0.04)	0.7	0.01
Financing related adjustments	0.5	0.01	0.5	0.01
Tax impact of non-GAAP adjustments	(6.1)	(0.11)	(10.0)	(0.18)
Excess tax benefits from stock-based compensation expense	(1.3)	(0.02)	(2.4)	(0.04)
Total non-GAAP adjustments	16.8	0.31	26.2	0.48
Non-GAAP net income (prior definition)	$35.8	$0.66	$47.5	$0.87
Litigation related expenses and settlements	8.1	0.15	11.6	0.21
Tax impact of non-GAAP adjustments	(1.9)	(0.04)	(2.7)	(0.05)
Non-GAAP net income (updated definition)	$41.9	$0.77	$56.3	$1.03
Weighted average shares outstanding-diluted		54.2		54.4
__________________
(1)      May not foot due to rounding.

Second Quarter 2024 and Updated Full-Year 2024 Financial Guidance:

RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED OPERATING INCOME(1):
(in millions)	Q2 2024 Guidance(2)	Updated Full-Year 2024 Guidance(2)
GAAP operating income	$33 to $38	$189 to $204
Non-GAAP adjustments:
Acquired tangible asset amortization	1	4
Acquired intangible asset amortization	9	37
Acquisition, integration and related costs	3	12
Business transition and related costs	8	19
Litigation related expenses, settlements and awards	4	13
Other adjustments	—	3
Total non-GAAP adjustments	26	88
Non-GAAP operating income (prior definition)	$59 to $64	$277 to $292
Litigation related expenses and settlements	8	32
Non-GAAP operating income (updated definition)	$67 to $72	$309 to $324
__________________
(1)    May not foot due to rounding.
(2)    Guidance provided May 7, 2024.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Q2 2024 Guidance(2)		Updated Full-Year 2024 Guidance(2)
(in millions, except per diluted share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$14 to $18	$0.26 to $0.33	$105 to $114	$1.91 to $2.08
Non-GAAP adjustments:
Acquired tangible asset amortization	1	0.02	4	0.06
Acquired intangible asset amortization	9	0.17	37	0.68
Acquisition, integration and related costs	3	0.05	12	0.21
Business transition and related costs	8	0.15	19	0.35
Litigation related expenses, settlements and awards	4	0.08	13	0.24
Other adjustments	—	0.00	3	0.06
Realized and unrealized gains or losses	—	0.00	(2)	(0.05)
Financing related adjustments	—	0.01	2	0.03
Tax impact of non-GAAP adjustments	(6)	(0.12)	(20)	(0.36) to (0.37)
Excess tax benefits from stock-based compensation expense	—	(0.01)	(3)	(0.05)
Total non-GAAP adjustments	19	0.35	65	1.18 to 1.19
Non-GAAP net income (prior definition)	$34 to $38	$0.61 to $0.68	$171 to $179	$3.10 to $3.26
Litigation related expenses and settlements	8	0.15	32	0.58
Tax impact of non-GAAP adjustments	(2)	(0.03)	(8)	(0.14)
Non-GAAP net income (updated definition)	$40 to $44	$0.73 to $0.79	$195 to $203	$3.54 to $3.70
Weighted average shares outstanding-diluted		54.9		54.9
__________________
(1)     May not foot due to rounding.
(2)    Guidance provided May 7, 2024.

Conference Call:
The conference call to review Masimo’s complete financial results for the first quarter ended March 30, 2024 will begin at 1:30 p.m. PT today (4:30 p.m. ET) on May 7, 2024 and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.masimo.com.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number.
Conference Call Registration Link:
https://registrations.events/direct/Q4I407288
A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.

About Masimo
Masimo (Nasdaq: MASI) is a global technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight iconic audio brands, including Bowers & Wilkins®, Denon®, Marantz®, and Polk Audio®. Our mission is to improve life, improve patient outcomes; and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2022-23 U.S. News and World Report Best Hospitals Honor Roll. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively and intermittently, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (Pvi®), RPVi™ (rainbow® Pvi), and Oxygen Reserve Index (Ori™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®, Radius-PPG® and Radius VSM™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital and home automation and connectivity solutions are centered around Root and the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica®, Halo ION, UniView®, UniView :60™, and Masimo SafetyNet™. Masimo’s growing portfolio of health and wellness solutions include Radius T™ and the Masimo W1™ watch, Stork™, Opioid Halo™, Bridge™, and PerL™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
RPVi has not received FDA 510(k) clearance and is not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations regarding our second-quarter 2024 and updated full-year 2024 financial guidance, including GAAP and non-GAAP consolidated revenue, healthcare revenue. Non-healthcare revenue, consolidated operating income and consolidated earnings per diluted share; the proposed separation of Masimo’s consumer business, including the potential timing and structure thereof and the expectation that the proposed separation will maximize shareholder value or be the best path for success; our ability to manage cost structure to preserve profitability; our expectations regarding the pace of recovery in inpatient volumes and weakness in the high-end consumer audio market, our contracting activity and new products and our ability to rebound and achieve long-term growth targets. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; our ability to successfully integrate Sound United’s brands into our business; our ability to address and expand into new markets; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; the ability to effect any potential separation of our consumer business described above and to meet any of the conditions related thereto; the approval of any such potential separation by Masimo’s board of directors; the ability of any separated businesses to be successful; potential uncertainty during the pendency of any such potential separation that could affect Masimo’s financial performance; the possibility that any potential separation will not be completed within the anticipated time period or at all; the possibility that any such potential separation will not achieve its intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with any such potential separation; the impact on our employees; the uncertainty of the expected financial performance of Masimo prior to and following completion of any such potential separation; negative effects of the announcement or pendency of any such potential separation on the market price of Masimo’s securities and/or on the financial performance of Masimo; evolving legal, regulatory and tax regimes; changes in general economic and/or industry specific conditions; actions by third parties, including government agencies; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in millions)
	March 30, 2024	December 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$157.6	$163.0
Accounts receivable, net of allowance for credit losses	330.7	355.5
Inventories	506.1	545.0
Assets held for sale	11.4	—
Other current assets	159.8	168.4
Total current assets	1,165.6	1,231.9
Lease receivable, non-current	70.3	71.4
Deferred costs and other contract assets	57.9	57.3
Property and equipment, net	415.0	424.4
Customer relationships, net	169.3	177.7
Acquired technologies, net	119.9	129.4
Other intangible assets, net	124.0	112.8
Trademarks	222.7	232.4
Goodwill	396.0	407.7
Deferred tax assets	107.1	107.2
Other non-current assets	109.9	89.3
Total assets	$2,957.7	$3,041.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$203.1	$251.5
Accrued compensation	65.2	62.6
Deferred revenue and other contract liabilities, current	70.0	87.3
Other current liabilities	165.9	162.4
Total current liabilities	504.2	563.8
Long-term debt	841.4	871.7
Deferred tax liabilities	106.9	111.7
Other non-current liabilities	140.0	129.5
Total liabilities	1,592.5	1,676.7
Commitments and contingencies
Stockholders’ equity
Common stock	0.1	0.1
Treasury stock	(1,169.2)	(1,169.2)
Additional paid-in capital	794.9	783.4
Accumulated other comprehensive loss	(75.3)	(45.3)
Retained earnings	1,814.7	1,795.8
Total stockholders’ equity	1,365.2	1,364.8
Total liabilities and stockholders’ equity	$2,957.7	$3,041.5

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in millions, except per share amounts)
	Three Months Ended
	March 30, 2024	April 1, 2023
Revenue	$492.8	$565.0
Cost of goods sold	251.1	280.2
Gross profit	241.7	284.8
Operating expenses:
Selling, general and administrative	159.9	196.3
Research and development	47.8	50.5
Total operating expenses	207.7	246.8
Operating income	34.0	38.0
Non-operating loss	(9.1)	(11.8)
Income before provision for income taxes	24.9	26.2
Provision for income taxes	6.0	4.9
Net income	$18.9	$21.3

Net income per share:
Basic	$0.36	$0.40
Diluted	$0.35	$0.39

Weighted-average shares used in per share calculations:
Basic	53.0	52.6
Diluted	54.2	54.4
The following table presents details of the stock-based compensation (benefit) expense that is included in each functional line item in the condensed consolidated statements of operations (in millions):

	Three Months Ended
	March 30, 2024	April 1, 2023
Cost of goods sold	$0.2	$0.3
Selling, general and administrative	5.6	4.2
Research and development	3.8	2.8
Total	$9.6	$7.3

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in millions)
	Three Months Ended
	March 30, 2024	April 1, 2023
Cash flows from operating activities:
Net income	$18.9	$21.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24.3	26.1
Stock-based compensation expense	9.6	7.3
Provision for credit losses	0.1	0.4
Amortization of debt issuance cost	0.5	0.5
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	22.4	34.8
Decrease (increase) in inventories	23.9	(7.1)
Decrease (increase) in other current assets	7.0	(5.9)
Decrease (increase) in lease receivable, net	0.7	(8.8)
Decrease (increase) in deferred costs and other contract assets	(0.6)	(1.0)
Decrease (increase) in other non-current assets	(0.8)	(2.7)
Increase (decrease) in accounts payable	(40.6)	(27.1)
Increase (decrease) in accrued compensation	3.2	(16.5)
Increase (decrease) in accrued liabilities	2.3	(21.8)
Increase (decrease) in income tax payable	(5.8)	(8.3)
Increase (decrease) in deferred revenue and other contract-related liabilities	(13.9)	0.9
Increase (decrease) in other non-current liabilities	(5.4)	8.3
Net cash provided by (used in) operating activities	45.8	0.4
Cash flows from investing activities:
Purchases of property and equipment, net	(8.2)	(8.5)
Increase in intangible assets	(10.6)	(9.7)
Business combinations, net of cash acquired	—	7.5
Other strategic investing activities	(0.1)	(0.4)
Net cash (used in) provided by investing activities	(18.9)	(11.1)
Cash flows from financing activities:
Borrowings under line of credit	64.0	44.4
Repayments on line of credit	(92.3)	(72.4)
Proceeds from issuance of common stock	7.1	4.9
Payroll tax withholdings on behalf of employees for vested equity awards	(5.3)	(12.1)
Net cash (used in) provided by financing activities	(26.5)	(35.2)
Effect of foreign currency exchange rates on cash	(4.6)	17.4
Net decrease in cash, cash equivalents and restricted cash	(4.2)	(28.5)
Cash, cash equivalents and restricted cash at beginning of period	168.2	209.6
Cash, cash equivalents and restricted cash at end of period	$164.0	$181.1